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                                                                     EXHIBIT 2.2


                       CONSENT TO CHANGE OF NAME OF PARTY

                                     IN THE

                    AGREEMENT AND PLAN OF MERGER BY AND AMONG

                               F.N.B. CORPORATION,

                  LAMBDA CORPORATION AND SOUTHWEST BANKS, INC.

         The parties to the Agreement and Plan of Merger ("the Merger Agreement") by and among F.N.B. Corporation, Lambda Corporation and Southwest Banks, Inc. (collectively, the "Parties"), dated February 2, 1996, in recognition of the fact that Lambda Corporation amended its Articles of Incorporation to change its name to Southwest Affiliation Corporation on February __, 1996, hereby consent to the substitution of "Southwest Acquisition Corporation" for every reference to "Lambda Corporation" in the Merger Agreement.

         IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf as of the 28th day of February of the year 1996.

                                      F.N.B. CORPORATION


                                      By: /s/ Peter Mortensen
                                         ---------------------------------------
                                         Name:   Peter Mortensen
                                         Title:  Chairman of the Board
                                                   and President


                                      LAMBDA CORPORATION


                                      By: /s/ Peter Mortensen
                                         ---------------------------------------
                                         Name:   Peter Mortensen
                                         Title:  President


                                      SOUTHWEST BANKS, INC.


                                      By: /s/ Gary L. Tice
                                         ---------------------------------------
                                         Name:   Gary L. Tice
                                         Title:  Chairman of the Board,
                                                   President, and Chief
                                                   Executive Officer